Exhibit 10.6.1







                             AMENDMENT NO. 1 TO THE
                              EMPLOYMENT AGREEMENT
                             DATED JANUARY 30, 1997




         This Amendment No. 1 to the Employment Agreement (the "Amendment") made effective as of the 2nd of March, 1998 (the "Effective Date") by and between Tekni-Plex, Inc., a Delaware Corporation (the Employer"), having its principal offices at 201 Industrial Parkway, Somerville, NJ 08876, and F. Patrick Smith, an individual (the "Executive"), residing at 3615 Brannon Drive, Waco, Texas 76710.

                                   WITNESSETH:

         WHEREAS, reference is made to that certain Employment Agreement dated effective January 30, 1997, between Employer and Executive (the "Agreement"). Capitalized terms not defined herein refer to definition in the Agreement.

         WHEREAS, Employer has consummated the acquisition of PureTec Corporation, a Delaware corporation with principal offices located at 65 Railroad Avenue, Ridgefield, NJ 07657, effective March 3, 1998, and Employer wishes for Executive to continue in his capacity as Chairman of the Board and Chief Executive Officer of Employer, and Executive wishes to continue in such capacity with Employer.

         WHEREAS, Employer and Executive wish to amend the Agreement to change the base salary of Executive as defined in Section 4 of the Agreement.

         WHEREAS, Employer and Executive wish to amend Exhibit A of the Agreement with respect to Targeted EBITDA and Targeted Cap-Ex for the Fiscal Years Ended July 2, 1999, and June 30, 2000, only.

         WHEREAS, Employer and Executive wish for all other provisions of the Agreement to remain in full force and effect and remain unchanged.

         WHEREAS, the Board of Directors of Employer have authorized the Secretary of Employer to execute this Amendment No. 1 to the Employment Agreement,

         NOW THEREFORE, in consideration of the foregoing and of mutual covenants contained in this Amendment No. 1 and the Employment Agreement, Employer and Executive, intending to be legally bound hereby, agree as follows:

1. Executive's Base Salary is hereby increased to One Million Two Hundred Thousand Dollars ($1,200,000.00) annually, as of the Effective Date.

2. Targeted Performance criteria listed in Exhibit A of the Agreement are hereby amended as follows:

                              TARGETED PERFORMANCE
                                     ($000)


         Fiscal Year                        Targeted                   Targeted
            Ended                            EBITDA                     Cap-Ex
         -----------                        --------                   --------
         July 2, 1999                        80,000                     36,100

         June 30, 2000                       88,000                     24,800


3. Binding Effect. All other terms and conditions of the Employment Agreement shall remain in full force and effect.

4. Applicable Law. This Amendment No. 1 and the rights, obligations and relations of the parties hereto shall be governed by and construed in accordance with the State of New York without giving effect to the principles of conflicts of law thereof.

5. Execution in Counterparts. This Amendment No. 1 may be executed in counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

Tekni-Plex, Inc.



By:   /s/ Arthur P. Witt                        /s/ F. Patrick Smith
      ----------------------------              ----------------------------
      Name: Arthur P. Witt                      F. Patrick Smith
      Title: Secretary